EXHIBIT 16.1

August 12, 2024

Securities and Exchange Commission

100 F Street N. W.

Washington, DC 20549-7561

Re: Cyber Enviro – Tech, Inc.

Commission File Number 333-267560

We have read the statements being made by Cyber Enviro – Tech, Inc. relating to the events described under Item 4.01 of its Form 8-K dated August 13, 2024, and we agree with such statements as they pertain to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Accell Audit & Compliance, P.A.